Exhibit A to Deposit Agreement
EFFECTIVE JANUARY 23, 2006, THE
NOMINAL VALUE OF THE ORDINARY
SHARES CHANGED TO 20 U.S. CENTS PER
SHARE.


No.
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents five (5) deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF 12 2/9 PENCE EACH
OF
SMITH & NEPHEW PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND AND WALES)
      The Bank of New York as depositary
(hereinafter called the Depositary), hereby certifies that
 , or registered assigns IS THE OWNER OF


AMERICAN DEPOSITARY SHARES
representing deposited ordinary shares,
nominal value 12 2/9 pence each (herein
called Shares) of Smith & Nephew plc,
incorporated under the laws of England and
Wales (herein called the Issuer).  At the date
hereof, each American Depositary Share
represents five (5) Shares which are either
deposited or subject to deposit under the
deposit agreement at The Bank of New
Yorks London office (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address
than its principal executive office.  Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and
its principal executive office is located at
One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT
AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of November 16, 1999, as amended
and restated as of August 7, 2000, and as
further amended and restated as of
December 15, 2003 (herein called the
Deposit Agreement), by and among the
Issuer, the Depositary, and all Owners and
holders from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and
conditions thereof.  The Deposit Agreement
sets forth the rights of Owners and holders
of the Receipts and the rights and duties of
the Depositary in respect of the Shares
deposited thereunder and any and all other
securities, property and cash from time to
time received in respect of  such Shares and
held thereunder (such Shares, securities,
property, and cash are herein called
Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made. Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF
RECEIPTS AND
WITHDRAWAL OF
SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary of
this Receipt, and upon payment of the fee of
the Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or by the
delivery of certificates properly endorsed or
accompanied by a proper instrument or
instruments of transfer and (b) any other
securities, property and cash to which such
Owner is then entitled in respect of this
Receipt.  Such delivery will be made at the
option of the Owner hereof, either at the
office of the Custodian or at the Corporate
Trust Office of the Depositary, provided that
the forwarding of certificates for Shares or
other Deposited Securities for such delivery
at the Corporate Trust Office of the
Depositary shall be at the risk and expense
of the Owner hereof.  Notwithstanding any
other provision of the Deposit Agreement or
the Receipts, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may  be suspended  only for (i)
temporary delays caused by closing the
transfer books of the Depositary or the Issuer
or the deposit of Shares in connection with
voting at a shareholders meeting, or the
payment of dividends, (ii) the payment of
fees, taxes and similar charges, and (iii)
compliance with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.
3.	TRANSFERS, SPLIT-UPS,
AND COMBINATIONS
OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer, split-up, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of Shares or the presentor
of the Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
(including any such tax or charge or fee with
respect to the Shares being deposited or
withdrawn) and payment of any applicable
fees as provided in the Deposit Agreement
or this Receipt, may require the production
of proof satisfactory to it as to the identity
and genuineness of any signature and may
also require compliance with any regulations
 the Depositary may establish consistent
with the provisions of the Deposit
Agreement or this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary or the Issuer or the Foreign
Registrar, if applicable, are closed, or if any
such action is deemed necessary or advisable
by the Depositary or the Issuer at any time or
from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER
FOR TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant that
such Shares and each certificate therefor are
validly issued, fully paid, nonassessable, and
free of any pre-emptive rights of the holders
of outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of such Shares
or sale of Receipts evidencing American
Depositary Shares representing such Shares
by that person is not restricted under the
Securities Act of 1933.  Such representations
and warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND
OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of the identity of any person
legally or beneficially interested in the
Receipt and the nature of such interest or
such information relating to the registration
on the books of the Issuer or  the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary or the
Issuer may deem necessary or proper.  The
Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  Upon the request of the
Issuer, the Depositary shall provide the
Issuer with copies of all such certificates and
such written representations and warranties
provided to the Depositary under this Article
(6) and Section 3.1 of the Deposit
Agreement.  Each Owner agrees to provide
any information requested by the Issuer or
the Depositary pursuant to this paragraph.
No Share shall be accepted for deposit
unless accompanied by evidence, if any is
required by the Depositary, that is
reasonably satisfactory to the Depositary that
all conditions to such deposit have been
satisfied by the person depositing such
Shares under the laws of the United
Kingdom and regulations and any necessary
approval has been granted by any
governmental body in the United Kingdom,
if any, which is then performing the function
of the regulation of currency exchange.
7.	CHARGES OF
DEPOSITARY.
      The Issuer agrees to pay certain fees
and reasonable expenses and out-of-pocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Issuer from time to
time.  The Depositary shall present its
statement for such charges and expenses to
the Issuer once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Issuer or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the Share
register of the Issuer or Foreign Registrar
and applicable to transfers of Shares to the
name of the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals under the Deposit
Agreement, (3) such cable, telex and
facsimile transmission expenses as are
expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Section 2.3,
4.3 or 4.4 of the Deposit Agreement, and the
surrender of Receipts pursuant to Section 2.5
or 6.2 of the Deposit Agreement, (6) a fee of
$.02 or less per American Depositary Share
(or portion thereof) for any cash distribution
made pursuant to the Deposit Agreement
including, but not limited to, Sections 4.1
through 4.4 of the Deposit Agreement,
except for distributions of cash dividends,
and (7) a fee for the distribution of proceeds
of sales of securities or rights pursuant to
Section 4.2 or 4.4 of the Deposit Agreement,
respectively, such fee being (i) in an amount
equal to the fee for the issuance of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit by Owners of securities (for
purposes of this clause (7) treating all such
securities as if they were Shares) or Shares
received in exercise of rights distributed to
them pursuant to Section 4.2 or 4.4 of the
Deposit Agreement, respectively, but which
securities or rights are instead sold by the
Depositary and the net proceeds distributed
and (ii) payable from such proceeds of sales
of securities or rights.
      The Depositary, subject to Article (8)
hereof, may own and deal in any class of
securities of the Issuer and its affiliates and
in Receipts.
8.	PRE-RELEASE OF
SHARES AND RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Issuer (or any
agent of the Issuer recording Share
ownership) of rights to receive Shares from
the Issuer (or any such agent).  No such
issue of Receipts will be deemed a Pre-
Release that is subject to the restrictions of
the following paragraph.
      Unless requested in writing by the
Issuer to cease doing so, the Depositary may,
notwithstanding Section 2.3 of the Deposit
Agreement, execute and deliver Receipts
prior to the receipt of shares pursuant to
Section 2.2 of the Deposit Agreement (Pre-
Release).  The Depositary may, pursuant to
Section 2.5 of the Deposit Agreement,
deliver Shares upon the receipt and
cancellation of Receipts which have been
Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such Receipt has been Pre-Released.
The Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom
Receipts are to be delivered (the Pre-
Releasee) that the Pre-Releasee, or its
customer, (i) owns the Shares or Receipts to
be remitted, as the case may be, (ii) assigns
all beneficial rights, title and interest in such
Shares or Receipts, as the case may be, to
the Depositary in its capacity as such and for
the benefit of the Owners, and (iii) will not
take any action with respect to such Shares
or Receipts, as the case may be, that is
inconsistent with the transfer of beneficial
ownership (including, without the consent of
the Depositary, disposing of such Shares or
Receipts, as the case may be), other than in
satisfaction of such Pre-Release, (b) at all
times fully collateralized with cash, U.S.
government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially similar
liquidity and security, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to such
further indemnities and credit regulations as
the Depositary deems appropriate.  The
number of Shares not deposited but
represented by American Depositary Shares
outstanding at any time as a result of Pre-
Releases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
exceed such limit from time to time as it
deems reasonably  appropriate, and may,
with the prior written consent of the Issuer,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into under the
Deposit Agreement with any particular Pre-
Releasee on a case-by-case basis as the
Depositary deems appropriate.  For purposes
of enabling the Depositary to fulfill its
obligations to the Owners under the Deposit
Agreement, the collateral referred to in
clause (b) above shall be held by the
Depositary as security for the performance
of the Pre-Releasees obligations to the
Depositary in connection with a Pre-Release
transaction, including the Pre-Releasees
obligation to deliver Shares or Receipts
upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
under the Deposit Agreement).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
a proper instrument or instruments of
transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument, provided, however, that the
Issuer and the Depositary, notwithstanding
any notice to the contrary, may treat the
person in whose name this Receipt is
registered on the books of the Depositary as
the absolute owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement or for all other
purposes and neither the Depositary nor the
Issuer shall have any obligation or be subject
to any liability under the Deposit Agreement
to any holder of a Receipt unless such holder
is the Owner thereof.
10.	VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION
OF TRANSFER BOOKS.
      The Issuer is subject to the periodic
reporting requirements of the Securities
Exchange Act of 1934 and, accordingly,
files certain reports with the Securities and
Exchange Commission (hereinafter called
the Commission).
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the Issuer
which are both (a) received by the
Depositary or the Custodian or the nominee
of either as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Issuer.  The Depositary will also,
upon written request,  send to Owners of
Receipts copies of such reports when
furnished by the Issuer pursuant to the
Deposit Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Issuer shall be furnished
in English.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Issuer or a matter related to the Deposit
Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary receives
any cash dividend or other cash distribution
on any Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States Dollars transferable to the United
States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and will promptly
distribute the amount thus received (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Issuer or the Depositary is required to
withhold and does withhold from any cash
dividend or other cash distribution in respect
of any Deposited Securities an amount on
account of taxes or other governmental
charges, the amount distributed to the
Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary will
cause the securities or property received by
it to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in the
opinion of the Depositary such distribution
cannot be made proportionately among the
Owners of Receipts entitled thereto, or if for
any other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it may
deem equitable and practicable for the
purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property thus
received, or any part thereof, and the net
proceeds of any such sale (net of the fees of
the Depositary as provided in Section 5.9 of
the Deposit Agreement) shall be distributed
by the Depositary to the Owners of Receipts
entitled thereto as in the case of a
distribution received in cash.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may and shall if the Issuer
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject
to the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary
is obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto and the Depositary shall
distribute any unsold balance of such
property in accordance with the provisions
of the Deposit Agreement.  The Issuer or its
agent shall remit to appropriate
governmental authorities and agencies in the
United Kingdom all amounts, if any,
withheld and owing to such authorities and
agencies by the Issuer.  The Depositary or its
agent shall remit to appropriate
governmental authorities and agencies in the
United States all amounts, if any, withheld
and owing to such authorities and agencies
by the Depositary.
      The Depositary shall forward to the
Issuer or its agent such information from its
records as the Issuer may reasonably request
to enable the Issuer or its agent to file
necessary reports with governmental
agencies.  The Depositary shall use
reasonable efforts to make and maintain
arrangements enabling Owners who are
citizens or residents of the United States to
receive any tax credits or other benefits
(pursuant to treaty or otherwise) relating to
dividend payments on the American
Depositary Shares.
13.	CONVERSION OF
FOREIGN CURRENCY.
      Subject to any restriction imposed by
the laws of the United Kingdom, regulations
or applicable permits issued by any
governmental body, whenever the
Depositary shall receive foreign currency, by
way of dividends or other distributions or
the net proceeds from the sale of securities,
property or rights, and if at the time of the
receipt thereof the foreign currency so
received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting Dollars
transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by sale
or in any other manner that it may
determine, such foreign currency into
Dollars, and such Dollars shall be
distributed to the Owners entitled thereto or,
if the Depositary shall have distributed any
warrants or other instruments which entitle
the holders thereof to such Dollars, then to
the holders of such warrants and/or
instruments upon surrender thereof for
cancellation in whole or in part, depending
upon the terms of such warrants or other
instruments.  Such distribution shall be
made in proportion to the number of
American Depositary Shares representing
Deposited Securities held respectively by
such Owners entitling them to such Dollars
and may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into
Dollars transferable to the United States, or
if any approval or license of any government
or agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may, after
Consultation with the Issuer, distribute the
foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners not
entitled to receive Dollars.
14.	RIGHTS.
      In the event that the Issuer shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe
for additional Shares or any rights of any
other nature, the Depositary, after
Consultation with the Issuer, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such
Owners or, if by the terms of such rights
offering or, for any other reason, the
Depositary may not either make such rights
available to any Owners or dispose of such
rights and make the net proceeds available to
such Owners, then the Depositary shall
allow the rights to lapse.  If at the time of the
offering of any rights the Depositary
determines in its discretion, after
Consultation with the Issuer, that it is lawful
and feasible to make such rights available to
all Owners or to certain Owners but not to
other Owners, the Depositary may distribute,
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Issuer to the
Depositary that (a) the Issuer has elected in
its sole discretion to permit such rights to be
exercised and (b) such Owner has executed
such documents as the Issuer has determined
in its sole discretion are reasonably required
under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Owners, then upon instruction
from such an Owner pursuant to such
warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Issuer shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article (14), such Receipts shall be legended
in accordance with applicable U.S. laws, and
shall be subject to the appropriate
restrictions on sale, deposit, cancellation,
and transfer under such laws.
      If the Depositary determines in its
discretion, after Consultation with the Issuer,
that it is not lawful and feasible to make
such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for the
account of such Owners otherwise entitled
to such rights, warrants or other instruments,
upon an averaged or other practical basis
without regard to any distinctions among
such Owners because of exchange
restrictions or the date of delivery of any
Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it
has received an opinion from recognized
counsel in the United States for the Issuer
upon which the Depositary may rely that
such distribution to such Owner is exempt
from such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
      The Issuer shall be under no
obligation to file any registration statement
under the Securities Act of 1933 to make
available to Owners any additional Shares,
rights or other Distributions.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date, after Consultation with the
Issuer if such record date is different from
the record date applicable to the Deposited
Securities (a) for the determination of the
Owners of Receipts who shall be (i) entitled
to receive such dividend, distribution or
rights or the net proceeds of the sale thereof
or (ii) entitled to give instructions for the
exercise of voting rights at any such
meeting, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.  The
Owners on such record date shall be entitled,
subject to the applicable provisions of the
Deposit Agreement, as the case may be, to
receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds or sale thereof in proportion to the
number of American Depositary Shares held
by them respectively, and to give voting
instructions to exercise the rights of Owners
under the Deposit Agreement with respect to
such changed number of Shares and to act in
respect of any other such matter.  Any such
record date fixed by the Depositary will, to
the extent practicable, be the same as the
record date fixed by the Issuer with respect
to such dividend, distribution or meeting.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Issuer, the Depositary shall, as soon
as practicable thereafter, mail to the Owners
of Receipts a notice, the form of which
notice shall be subject to the reasonable
discretion of the Depositary, which shall
contain (a) such information as is contained
in such notice of meeting, received by the
Depositary from the Issuer and (b) a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of law and of the
Articles of Association of the Issuer and the
provisions of the Deposited Securities, to
instruct the Depositary as to the exercise of
the voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such
instructions may be given, including, when
applicable, an express indication that
instructions may be given (or, if applicable,
deemed given in accordance with the second
paragraph of Section 4.7 of the Deposit
Agreement if no instruction is received) to
the Depositary to give a discretionary proxy
to a person designated by the Issuer.  Upon
the written request of an Owner of a Receipt
on such record date, received on or before
the date established by the Depositary for
such purpose, the Depositary shall endeavor
insofar as practicable and permitted under
applicable laws and the provisions of the
Articles of Association of the Issuer and the
provisions of the Deposited Securities to
vote or cause to be voted the amount of
Shares or other Deposited Securities
represented by such American Depositary
Shares evidenced by such Receipt in
accordance with any nondiscretionary
instructions set forth in such request
including their instruction to give a
discretionary proxy to a person designated
by the Issuer and the Depositary shall not,
and the Depositary shall ensure that each
Custodian or any of its nominees shall not,
exercise any voting discretion over any
Deposited Securities.  Upon the written
request of an Owner of a Receipt on such
record date, received on or before the date
established by the Depositary for such
purpose, the Depositary shall endeavor in so
far as practicable to vote or cause to be
voted the amount of Shares or other
Deposited Securities represented by such
American Depositary Shares evidenced by
such Receipt in accordance with the
instructions set forth in such request.  The
Depositary shall not vote or attempt to
exercise the right to vote that attaches to the
Shares or other Deposited Securities, other
than in accordance with such instructions.
      If after complying with the
procedures set forth in this Article (16), the
Depositary does not receive instructions
from the Owner of a Receipt on or before
the date established by the Depositary for
such purpose, the Depositary shall, subject
to applicable law, give a discretionary proxy
for the Shares evidenced by such Receipt to
a person designated by the Issuer.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      Subject to the rules of any securities
exchange on which the Deposited Securities
are listed the Depositary shall use its
reasonable efforts to deliver to the extent
practicable, at least two business days prior
to the date of such meeting, to the Issuer
voting instructions received (or deemed
received) from Owners.
17.	CHANGES AFFECTING
DEPOSITED
SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, split-up,
consolidation, or any other reclassification
of Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Issuer or to which it is a party, any securities
which shall be received by the Depositary or
a Custodian in exchange for or in conversion
of or in respect of Deposited Securities shall
be treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent the new Deposited Securities so
received in exchange or conversion, unless
additional Receipts are delivered pursuant to
the following sentence.  In any such case the
Depositary may, after Consultation with the
Issuer, and shall, if the Issuer shall so
request, execute and deliver additional
Receipts as in the case of a dividend on the
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE
ISSUER AND
DEPOSITARY.
      Neither the Depositary nor the Issuer
nor any of their directors, employees, agents
or affiliates shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States, England
and Wales or any other country, or of any
other governmental or regulatory authority
or stock exchange, or by reason of any
provision, present or future, of the Articles
of Association of the Issuer, or by reason of
any provision of any securities issued or
distributed by the Issuer, or any offering or
distribution thereof, or by reason of any act
of God or war or other circumstances
beyond its control, the Depositary or the
Issuer or any of their directors, employees,
agents or affiliates shall be prevented,
delayed or forbidden from or be subject to
any civil or criminal penalty on account of
doing or performing any act or thing which
by the terms of the Deposit Agreement it is
provided shall be done or performed; nor
shall the Depositary or the Issuer incur any
liability to any Owner or holder of a Receipt
by reason of any non-performance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2, or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, such distribution or
offering may not be made available to
Owners of Receipts, and the Depositary may
not dispose of such distribution or offering
on behalf of such Owners and make the net
proceeds available to such Owners, then the
Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Issuer nor
the Depositary assumes any obligation or
shall be subject to any liability under the
Deposit Agreement to any Owner or holder
of any Receipts, except that they agree to
perform their obligations specifically set
forth in the Deposit Agreement without
negligence and to act in good faith in the
performance of such duties.  The Depositary
shall not be subject to any liability with
respect to the validity or worth of the
Deposited Security.  Neither the Depositary
nor the Issuer shall be under any obligation
to appear in, prosecute or defend any action,
suit, or other proceeding in respect of any
Deposited Security or in respect of the
Receipts, which in its opinion may involve it
in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Issuer shall be liable for any action
or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information including, but not
limited to, any such action or nonaction
based upon any written notice, request,
direction or other document believed by it to
be genuine and to have been signed or
presented by the proper party or parties.  The
Depositary shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, or for the
manner in which any such vote is cast or the
effect of any such vote, provided that any
such action or nonaction is in good faith.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary
or in connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection with
the issue out of which such potential liability
arises the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Issuer
agrees to indemnify the Depositary, its
directors, employees, agents and affiliates
and any Custodian against, and hold each of
them harmless from, any liability or expense
(including, but not limited to, the reasonable
fees and expenses of counsel) which may
arise out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified, or
supplemented from time to time, (i) by
either the Depositary or any Custodian or
their respective directors, employees, agents
and affiliates, except for any liability or
expense arising out of the negligence or bad
faith of any of them, or (ii) by the Issuer or
any of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE
DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
to do so delivered to the Issuer, effective
upon the appointment of a successor
depositary and such successor depositarys
acceptance of such appointment as provided
in the Deposit Agreement.  The Depositary
may at any time be removed by the Issuer by
written notice of such removal, effective
upon the appointment of a successor
depositary and such successor depositarys
acceptance of such appointment as provided
in the Deposit Agreement.  Whenever the
Depositary in its discretion determines that it
is in the best interest of the Owners of
Receipts to do so, it may appoint a substitute
or additional custodian or custodians.
20.	AMENDMENT.
      The form of Receipts and any
provision of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Issuer and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fee or charge (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission costs,
delivery costs or other such expenses), or
which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of a thirty day period following
notification pursuant to Section 7.5 of the
Deposit Agreement after notice of any such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF
DEPOSIT AGREEMENT.
      The Depositary shall at any time at
the direction of the Issuer terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Issuer and
the Owners of all Receipts then outstanding
if at any time 90 days shall have expired
after the Depositary shall have delivered to
the Issuer a written notice of its election to
resign and a successor depositary shall not
have been appointed and accepted its
appointment as provided in Section 5.4 of
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt,
will upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental charges,
will be entitled to delivery, to him or as
ordered by him, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any
further notices or perform any further acts
under the Deposit Agreement, except that
the Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell property
and rights as provided in the Deposit
Agreement, and shall continue to deliver
Deposited Securities, together with any
dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time after
the expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Issuer shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
with respect to indemnification, charges, and
expenses.  The obligations of the Depositary
under Section 5.8 of the Deposit Agreement
shall survive the termination of the Deposit
Agreement.
22.	COMPLIANCE WITH
U.S. SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Issuer and the Depositary each
agrees that it will not exercise any rights it
has under the Deposit Agreement to prevent
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the U.S. securities laws, including, but not
limited to, Section I.A.(1) of the General
Instructions to the Form F-6 Registration
Statement, as amended from time to time,
under the Securities Act of 1933.
23.	DISCLOSURE OF
INTERESTS.
      The Issuer may from time to time
request Owners to provide information as to
the capacity in which such Owners own or
owned Receipts and regarding the identity of
any other persons then or previously
interested in such Receipts and the nature of
such interest and various other matters.
Each Owner agrees to provide any
information requested by the Issuer or the
Depositary pursuant to this Article (23).  The
Depositary agrees to comply with reasonable
written instructions received from the Issuer
requesting that the Depositary forward any
such requests to the Owners and to forward
to the Issuer any such responses to such
requests received by the Depositary.
24.	OWNERSHIP
RESTRICTIONS.
      Notwithstanding any other provision
of the Deposit Agreement, each Owner and Beneficial Owner agrees to be bound by and subject to the By-laws of the Issuer and to any restrictions on Share ownership or transferability under applicable English law
(to the same extent as if such American
Depositary Shares evidenced by this Receipt were the Shares evidenced by this Receipt, provided, however, that such provisions shall apply to such persons only to the extent feasible).
      In addition, Owners and Beneficial
Owners are subject to regulations under the Securities Exchange Act of 1934, pursuant to which, inter alia, acquisition or sale of American Depositary Shares representing
Shares in excess of prescribed limits must be notified to the Commission and to any securities exchange on which the American
Depositary Shares are listed.


(..continued)



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